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                                                                    EXHIBIT 20.1

                       LIST OF REGISTRANT'S SUBSIDIARIES

Percentage Owned By NVIDIA Corporation      Country of Organization
--------------------------------------      -----------------------
NVIDIA Canada, Inc.                         Canada/Nova Scotia
100%


NVIDA US Holding Company                    United States
100%


Percentage Owned By NVIDIA Holding Company
------------------------------------------
NVIDIA US Investment Company                United States
100%


Percentage Owned By NVIDIA Canada , Inc.
----------------------------------------
NVIDIA Singapore Pte Ltd                    Singapore
100%


NVIDIA Pty Limited                          Australia
100%


NVIDIA Ltd.                                 United Kingdom
100%


Percentage Owned By NVIDIA Pty Limited
--------------------------------------
NVIDIA GmbH                                 Germany
100%